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                                                                 Exhibit (e)(2)
                                  SCHEDULE I

                       Funds/Portfolios and Classes
                       ----------------------------
                      Bond Index Fund

                      Institutional Money Market Fund
                           Aon Captives Class
                           Institutional Class
                           Premium Class
                           Select Class
                           Trust Class

                      LifePath Retirement Portfolio
                           Class I
                           Class R

                      LifePath 2010 Portfolio
                           Class I
                           Class R

                      LifePath 2020 Portfolio
                           Class I
                           Class R

                      LifePath 2030 Portfolio
                           Class I
                           Class R

                      LifePath 2040 Portfolio
                           Class I
                           Class R

                      Prime Money Market Fund
                           Institutional Class
                           Premium Class
                           Select Class
                           Trust Class

                      S&P 500 Stock Fund

                      Government Money Market Fund
                           Institutional Class
                           Premium Class
                           Select Class
                           Trust Class

                      Treasury Money Market Fund
                           Institutional Class
                           Premium Class
                           Select Class
                           Trust Class

 Amended and approved by the Board of Barclays Global Investors Funds on March
                                   15, 2007.